UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013 (December 11, 2013)

Magellan Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”), upon the review and recommendation of the Compensation, Nominating and Governance Committee of the Board, approved an Amended and Restated Employment Agreement between the Company and J. Thomas Wilson, President and Chief Executive Officer of the Company (the “Amended Employment Agreement”). The Amended Employment Agreement reflects the following changes to the previous terms thereof:

•	the deletion of the change of control trigger that previously would have allowed Mr. Wilson to terminate his employment for good reason in the event of a change of control (without needing to satisfy any of the other good reason conditions in the agreement relating to an adverse change in employment circumstances) and receive additional benefits upon such termination of employment for good reason;

•	an extension of the initial term of the agreement from the current expiration date of September 27, 2014 to December 31, 2015;

•	a reduction of the current annual base salary for Mr. Wilson by $100,000 to $260,000, effective January 1, 2014;

•	a provision for a payment of a performance bonus of $90,000 to be paid on January 15, 2014 as consideration for Mr. Wilson’s performance and his agreement to the deletion of the change of control trigger discussed above;

•	a provision for a payment of a performance/retention bonus of $90,000 to be paid on January 15, 2015, with one-half of that amount ($45,000) to be paid as consideration for Mr. Wilson’s performance and the remaining one-half ($45,000) to be paid as consideration for his agreement to extend the term of his employment agreement until December 31, 2015; and

•	a revision to the office locations section to provide that Mr. Wilson shall be primarily based in Denver, Colorado, but will have the flexibility to provide services from other locations.

A copy of the Form of Amended Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2013, the Company held its 2013 annual meeting of stockholders (the “Annual Meeting”) in Denver, Colorado. At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. The final voting results are as follows:

	For	Withheld	Broker Non-Votes
Election of two directors by the holders of Common Stock and Series A Preferred Stock to each serve a three-year term expiring at the 2016 Annual Meeting of Stockholders
Ronald P. Pettirossi	35,506,712	1,536,535	—
J. Robinson West	35,001,843	2,041,404	—

	For	Withheld	Broker Non-Votes
Election of two additional directors by the holder of Series A Preferred Stock to serve until the 2014 Annual Meeting of Stockholders
Vadim Gluzman	19,743,917	—	—
Robert I. Israel	19,743,917	—	—

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution regarding approval of the compensation of the Company’s named executive officers	34,540,345	2,378,522	124,380	—

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014	38,034,407	351,175	254,309	—

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1 +	Form of Amended and Restated Employment Agreement between Magellan Petroleum Corporation and J. Thomas Wilson, effective December 11, 2013

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name:	J. Thomas Wilson
Title:	President and Chief Executive Officer

Dated: December 13, 2013

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